UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2017

CELGENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34912	22-2711928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey	07901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 673-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On October 19, 2017, Celgene Corporation (the “Company”) issued a press release to provide an update on the GED-0301 (mongersen) inflammatory bowel disease program.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Celgene is in the process of contacting the clinical investigators conducting the GED-0301 phase III REVOLVE (CD-002) trial in Crohn’s disease (CD) and the SUSTAIN (CD-004) extension trial (the “Trials”) regarding the discontinuance of the Trials. We are continuing to assess the financial impacts of discontinuing the Trials.

As a result of the decision to discontinue the Trials, Celgene concluded on October 18, 2017 that it will recognize a fourth-quarter 2017 charge to earnings related to the significant impairment of the approximately $1,600 million GED-0301 In-Process Research and Development (IPR&D) asset, as well as wind-down costs associated with discontinuing the Trials and certain development activities, partially offset by a benefit related to the significant reduction in the approximately $1,400 million of GED-0301 contingent consideration liabilities.  The exact amount of the net pre-tax charge to earnings has not yet been determined, but is estimated to be in the range of $300 million to $500 million, or $0.27 to $0.45 per diluted share after tax.  Approximately 50 percent of the net charge will require cash payments.

This Item 2.05 contains forward-looking statements, including, but not limited to, statements related to the expected costs associated with discontinuance of the Trials. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission (the “SEC”), and the Company’s subsequent current and periodic reports filed with the SEC. Except as otherwise required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this Item 2.05 as a result of new information, future events or changes in its expectations.

Item 2.06	Material Impairments.

The information required by this Item is incorporated by reference from Item 2.05 above.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1	– Press Release dated October 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION

Date: October 19, 2017	By:	/s/Peter N. Kellogg
Peter N. Kellogg
Executive Vice President
Chief Financial Officer
(principal financial and accounting officer)